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     PAGE 4
                                                  FMC Corporation
                                                  Quarterly Report
                                                  on Form 10-Q for
                                                  September 30, 1997


Exhibit 15     Letter re: Unaudited Interim Financial Information
               --------------------------------------------------




FMC Corporation
Chicago, Illinois


Gentlemen:

Re: Registration Statements No. 33-10661, No. 33-7749, No. 33-41745, No. 33-
48984, No. 333-18383 and No. 333-24039 on Form S-8 and Registration Statements No. 33-45648 and 33-62415 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference of our report dated October 15, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


Very truly yours,



/s/ KPMG Peat Marwick LLP

Chicago, Illinois
November 14, 1997